UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 18, 2006
INZON CORPORATION
(Exact name of registrant as specified in its charter)
Nevada	0-17345	41-1578316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
238 Northeast 1st Avenue - Delray Beach, FL 33444
(Address of principal executive offices & zip code)

Registrant's telephone number, including area code:  (800) 830-6242

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
          On January 18, 2007, the Registrant filed its annual report on Form 10-KSB, which report included financial statements for the fiscal years ending September 30, 2005 and 2006.
In error, the Registrant included in the filed financial statements the audit opinion of the Registrant’s certifying accountants and did not label the financial statements as unaudited.

          The Registrant determined to file its annual report in this manner (i.e., without the audit opinions) because the Registrant’s prior certifying account, Mr.
George Brenner
, had suffered a sudden and serious stroke prior to the completion of the audit, the result of which may be a delay in the completion of the Registrant’s audit for the 2005 and 2006 fiscal years for an indefinite period.

          The annual report, as filed, included an audit opinion in error, and the Registrant is taking steps to file an amended Form 10-KSB that does not include the audit opinion, since the certifying accountants did not rendered their opinion for the financial statements for the 2005 and 2006 fiscal years.

          Upon the completion of its audit for the 2005 and 2006 fiscal years, the Registrant will file a further amendment of its Form 10-KSB report to include its audited financial statements and the opinion of its certifying accountant.

Exhibits
None

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INZON CORPORATION
Date: January 22, 2007	By:	/s/ David F. Levy
David F. Levy Chief Executive Officer